Exhibit 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4321
ir@formfactor.com

FormFactor, Inc. Reports Third Quarter Results
Company delivers second consecutive quarter of positive cash flow

LIVERMORE, Calif. — October 24, 2013 — FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the third quarter of fiscal 2013 that ended on September 28, 2013. Quarterly revenues were $67.6 million, up 7.8% from $62.7 million in the second quarter of fiscal 2013, and up 63.9% from $41.3 million in the third quarter of fiscal 2012.

On a GAAP basis, net loss for the third quarter of fiscal 2013 was $10.7 million or $(0.20) per fully-diluted share, compared to a net loss for the second quarter of fiscal 2013 of $8.4 million or $(0.16) per fully-diluted share, and a net loss for the third quarter of fiscal 2012 of $14.5 million or $(0.29) per fully-diluted share.

On a Non-GAAP basis, net loss for the third quarter of fiscal 2013 was $3.5 million, or $(0.06) per fully-diluted share, compared to a net loss for the second quarter of fiscal 2013 of $0.3 million or $(0.01) per fully-diluted share, and a net loss for the third quarter of fiscal 2012 of $7.7 million or $(0.15) per fully-diluted share.

Although third quarter revenue was within the anticipated range, Non-GAAP gross profit at 24% of sales was significantly below the anticipated range, due to a combination of factors including lower than forecasted manufacturing utilization during September due to a significant drop in demand, lower margins on a specific high-volume DRAM design, increased warranty and service expenses caused by execution challenges at a specific customer and increased excess inventory charges.

For the third quarter, the difference between GAAP gross profit of $12.5 million, 19% of sales, and Non-GAAP gross profit of $16.3 million, 24% of sales, is that Non-GAAP gross profit excludes $0.6 million of stock-based compensation expense and $3.2 million of intangible asset amortization expense.

A reconciliation of GAAP to non-GAAP net loss and net loss per share is provided in the schedules included below.

Cash generation for the third quarter of fiscal 2013 was $1.8 million, compared to cash generation of $1.0 million for the second quarter of fiscal 2013 and cash usage of $1.6 million for the third quarter of fiscal 2012.

“We are currently addressing our Q3 operational execution challenges,” said Tom St. Dennis, CEO and Executive Chairman of FormFactor. “Despite our financial performance in Q3, the company made progress in products addressing all markets and delivered positive cash flow for the second consecutive quarter."

The company has posted its revenue breakdown by region and market segment on the Investors section of its website at www.formfactor.com. FormFactor will conduct a conference call at 5:30 a.m. PDT, or 8:30 a.m. EDT, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investors section of the company’s web site at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The telephone replay will be available through October 26, 2013, 9:00 p.m. Pacific Daylight Time, and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering confirmation code 72494882. Additionally, the replay will be available on the Investors section of our website, www.formfactor.com.

Non-GAAP Financial Measures:

This press release highlights the company’s financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain charges that are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the company’s performance, core results and underlying trends. FormFactor’s management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP, and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

About FormFactor:

FormFactor, Inc. (NASDAQ: FORM) is a leader in advanced wafer test solutions. The company’s advanced wafer probe cards enable semiconductor manufacturers to lower their overall production costs, improve yields and bring next-generation devices to market. FormFactor’s acquisition of MicroProbe creates the leading wafer test solution provider for both memory and non-memory semiconductor manufacturers. FormFactor is headquartered in Livermore, California with operations in Europe, Asia and North America. For more information, visit the company’s website at www.formfactor.com.

FormFactor, MicroProbe, and the FormFactor and MicroProbe logos are registered or unregistered trademarks of FormFactor, Inc. All other product, trademark, company or service names mentioned herein are the property of their respective owners.

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Forward-looking Statements:

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements regarding anticipated results, market conditions or trends, expectations and operating plans. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: unexpected changes in the company’s manufacturing utilization, greater than anticipated warranty and service expenses, variances in margins on specific product designs, increased inventory charges, and seasonal industry trends; risks of the company’s ability to realize further operational efficiencies and achieve synergies through the MicroProbe integration; and changes in the market and macro-economic environments. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in the company’s Form 10-K for the fiscal year ended December 29, 2012, as filed with the SEC, and subsequent SEC filings, including the company’s Quarterly Reports on Forms 10-Q. Copies of the company’s SEC filings are available at http://investors.formfactor.com/edgar.cfm. The company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

FORM-F

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012
Revenues	$67,634	$41,262	$182,987	$130,881
Cost of revenues	55,088	33,110	144,961	102,406
Gross profit	12,546	8,152	38,026	28,475
Operating expenses:
Research and development	10,301	8,573	32,145	30,355
Selling, general and administrative	12,952	11,594	41,057	34,273
Restructuring charges, net	143	2,481	4,215	2,584
Loss on sale of subsidiary	—	—	300	—
Impairment of long-lived assets	15	143	194	372
Total operating expenses	23,411	22,791	77,911	67,584
Operating loss	(10,865)	(14,639)	(39,885)	(39,109)
Interest income, net	95	163	298	557
Other income, net	(91)	171	541	1,127
Loss before income taxes	(10,861)	(14,305)	(39,046)	(37,425)
Provision for (benefit from) income taxes	(147)	173	(152)	(1,276)
Net loss	$(10,714)	$(14,478)	$(38,894)	$(36,149)
Net loss per share:
Basic and Diluted	$(0.20)	$(0.29)	$(0.72)	$(0.73)
Weighted-average number of shares used in per share calculations:
Basic and Diluted	54,437	50,154	54,070	49,805

FORMFACTOR, INC.
RECONCILIATION OF NON-GAAP NET LOSS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012

GAAP net loss	$(10,714)	$(14,478)	$(38,894)	$(36,149)
Stock-based compensation	2,958	2,968	9,125	9,489
Restructuring charges, net	143	2,481	4,215	2,584
Acquisition and integration related expenses	106	1,175	1,300	1,175
Amortization of intangibles, inventory and fixed assets fair value adjustment due to acquisition	3,955	—	12,947	—
Impairment of long-lived assets and loss on sale of subsidiary	15	143	494	372
Income tax valuation allowance	—	—	150	—
Non-GAAP net loss	$(3,537)	$(7,711)	$(10,663)	$(22,529)

Non-GAAP net loss per share:
Basic and Diluted	$(0.06)	$(0.15)	$(0.20)	$(0.45)

Weighted-average number of shares used in per share calculations:
Basic and Diluted	54,437	50,154	54,070	49,805

FORMFACTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 28, 2013	December 29, 2012
ASSETS
Current assets:
Cash and cash equivalents	$59,470	$72,243
Marketable securities	96,868	93,545
Accounts receivable, net	46,320	28,919
Inventories, net	22,369	23,616
Deferred tax assets	4,206	4,613
Refundable income taxes	1,568	5,667
Prepaid expenses and other current assets	7,844	10,569
Total current assets	238,645	239,172
Restricted cash	436	318
Property, plant and equipment, net	36,945	45,515
Goodwill	30,731	30,994
Intangibles, net	61,495	74,276
Deferred tax assets	4,460	4,207
Other assets	1,004	1,200
Total assets	$373,716	$395,682
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$28,676	$21,015
Accrued liabilities	15,313	17,270
Capital leases, current portion	400	573
Income taxes payable	1,344	—
Deferred revenue	6,937	6,189
Total current liabilities	52,670	45,047
Long-term income taxes payable	2,453	3,028
Capital leases, net of current portion	—	340
Deferred rent and other liabilities	7,910	8,009
Total liabilities	63,033	56,424
Stockholders’ equity:
Common stock and capital in excess of par value	692,940	681,211
Accumulated other comprehensive income	305	1,715
Accumulated deficit	(382,562)	(343,668)
Total stockholders’ equity	310,683	339,258
Total liabilities and stockholders’ equity	$373,716	$395,682